Exhibit 99.1

Tigo Energy Reports First Quarter 2026 Financial Results

LOS GATOS, Calif. – May 5, 2026 – Tigo Energy, Inc. (NASDAQ: TYGO) (“Tigo”, or the “Company”), a leading provider of intelligent solar and energy solutions, today reported unaudited financial results for the first quarter ended March 31, 2026, financial guidance for the second quarter ending June 30, 2026, and full year 2026 outlook.

Recent Financial and Operational Highlights

●	Revenue for the first quarter of 2026 of $25.2 million, up 33.7% compared to the first quarter of 2025.

●	GAAP Net loss for the first quarter of 2026 of $1.8 million, compared to a net loss of $7.0 million in the first quarter of 2025.

●	Adjusted EBITDA loss for the first quarter of 2026 of $0.5 million compared to an adjusted EBITDA loss of $2.0 million in the first quarter of 2025.

●	During the first quarter of 2026, we shipped 615 thousand units, or 468 MW, of Module Level Power Electronics (“MLPE”).

●	Introduced the GO battery for the European market featuring scalability up to 47.9 KwH and integrated heating for cold weather operation.

Management Commentary

“Despite the typical weather-related seasonality in our end markets, we delivered a strong start to the year, with first quarter revenue increasing 33.7% year-over-year,” said Zvi Alon, Chairman and CEO of Tigo. “Importantly, the continued predictability of our business reinforces our confidence in sustained growth through the remainder of the year, and we expect to maintain our competitive outperformance.”

“In the first quarter, we saw seasonally stronger performance on a year over year basis from several countries in the EMEA region, comprising 69.5% of our revenue. Within the Americas region, which comprised 20.9% of our revenue, we saw higher performance on a year over year basis, but lower results sequentially as buyers accelerated purchases late last year ahead of the expiration of residential clean energy tax credits.”

“By closing a registered direct offering with gross proceeds of approximately $15.0 million during the quarter, we have further strengthened our balance sheet with zero debt after retiring the $50.0 million convertible note in December of last year,” stated Bill Roeschlein, Chief Financial Officer of Tigo. “Consistent with our growth trajectory, we continue to expect accelerated, profitable growth on an adjusted EBITDA and non-GAAP net income basis in Q2 of 2026 and into the second of half of the year.”

First Quarter 2026 Financial Results

Results compare the 2026 fiscal first quarter ended March 31, 2026 to the 2025 fiscal first quarter ended March 31, 2025, unless otherwise indicated.

●	Revenues totaled $25.2 million, compared to $18.8 million.

●	Gross profit totaled $10.8 million, or 42.8% of net revenue, compared to gross profit of $7.2 million, or 38.1% of net revenue.

●	Operating expenses totaled $13.2 million, compared to $11.2 million.

●	GAAP Net loss totaled $1.8 million, compared to a net loss of $7.0 million.

●	Non-GAAP Net loss totaled $0.1 million, compared to a non-GAAP Net loss of $5.4 million.

●	Adjusted EBITDA loss totaled $0.5 million, compared to an adjusted EBITDA loss of $2.0 million.

Second Quarter 2026 Financial Guidance and Confirms Full Year 2026 Outlook

The Company provides guidance for the second quarter ending June 30, 2026 as follows:

●	Revenues are expected to be within the range of $30.0 million to $32.0 million.

●	Adjusted EBITDA is expected to be within the range of $1.0 million to $3.0 million.

For the full year 2026, the Company continues to anticipate revenues to be between $130.0 million and $135.0 million.

Actual results may differ materially from the Company’s guidance as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call

Tigo management will hold a conference call today, May 5, 2026, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results. Company CEO Zvi Alon and CFO Bill Roeschlein will host the call, followed by a question-and-answer period.

Registration Link Conference Call: Click here to register

Webcast Link: Click here to join

Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will also be available for replay here and via the Investor Relations section of Tigo’s website.

Upcoming Investor Conference Attendance

LD Micro Invitational XVI

Date: May 18-19, 2026

Location: Luxe Sunset Blvd Hotel Los Angeles, CA

BofA Securities 2026 Power, Utilities and Cleantech Conference

Date: May 27-28, 2026

Location: Bank of America at Two Bryant Park New York, NY

23rd Annual Craig-Hallum Institutional Investor Conference

Date: May 28, 2026

Location: Depot Renaissance Hotel Minneapolis, MN

About Tigo Energy, Inc.

Founded in 2007, Tigo is a worldwide leader in the development and manufacture of smart hardware and software solutions that enhance safety, increase energy yield, and lower operating costs of residential, commercial, and utility-scale solar systems. Tigo combines its Flex MLPE (Module Level Power Electronics) and solar optimizer technology with intelligent, cloud-based software capabilities for advanced energy monitoring and control. Tigo MLPE products maximize performance, enable real-time energy monitoring, and provide code-required rapid shutdown at the module level. The Company also develops and manufactures products such as inverters and battery storage systems for the residential solar-plus-storage market. For more information, please visit www.tigoenergy.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our ability to increase our revenues and achieve and maintain profitability, our ability to achieve accelerated, profitable growth in the second fiscal quarter of 2026 and in the full fiscal year 2026, our overall long-term growth prospects, expectations regarding a continued recovery in our industry, statements about our revenue and adjusted EBITDA for the second fiscal quarter of 2026 and our revenue for the full fiscal year 2026, statements about demand for our products, our competitive position, the impact of tariffs, and our ability to penetrate new markets and expand our market share, including expansion in international markets, our continued expansion of and investments in our product portfolio, and future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “will allow us to” “is anticipated,” “estimated,” “expected”, “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Tigo’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed, or that will be disclosed in, our reports filed with the SEC, factors which may cause actual results to differ materially from current expectations include, but are not limited to, our ability to effectively develop and sell our product offerings and services, our ability to compete in the highly-competitive and evolving solar industry; our ability to meet the continued listing requirements of Nasdaq, and the liquidity and trading of our securities; our ability to manage risks associated with U.S. and global geopolitical and macroeconomic conditions including the potential softening of the economy, seasonal trends and the cyclical nature of the solar industry, including any periods of prolonged downturn; whether we continue to grow our customer base and expand our market share; whether we continue to develop new products and innovations to meet constantly evolving customer demands; the timing and level of demand for our solar energy solutions; changes in and the availability of government subsidies and economic incentives, including tax incentives, for solar energy solutions; trade tariffs and other trade barriers that could directly affect us, our customers and the solar industry; our ability to forecast our customer demand and manufacturing requirements, and manage our inventory; our ability to acquire or make investments in other businesses, patents, technologies, products or services to grow the business and realize the anticipated benefits therefrom; our ability to respond to fluctuations in foreign currency exchange rates and political unrest and regulatory changes in the U.S. and international markets into which we expand or otherwise operate in; macroeconomic conditions in the markets in which we operate, as well as inflation, instability of financial institutions, rising interest rates and recessionary concerns; our failure to attract, hire retain and train highly qualified personnel in the future; and our ability to maintain key strategic relationships with our partners and distributors.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the forward-looking statements contained herein are reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of new information, future developments or otherwise occurring after the date of this communication.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Non-GAAP Net Loss and adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted EBITDA and non-GAAP net loss for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We define adjusted EBITDA, a non-GAAP financial measure, as earnings (loss) before interest and other expenses, net, income tax expense (benefit), depreciation and amortization, as adjusted to exclude stock-based compensation and merger transaction related expenses. We define non-GAAP net loss as GAAP net income (loss) excluding stock-based compensation. We believe that adjusted EBITDA and non-GAAP net loss provide helpful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business operating results. We believe that both management and investors benefit from referring to adjusted EBITDA and non-GAAP net loss in assessing our performance and when planning, forecasting, and analyzing future periods. Adjusted EBITDA and non-GAAP net loss also facilitate management’s internal comparisons to our historical performance and comparisons to our competitors’ operating results. We believe adjusted EBITDA and non-GAAP net loss are useful to investors both because they (i) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (ii) are used by our institutional investors and the analyst community to help them analyze the health of our business.

The items excluded from adjusted EBITDA and non-GAAP net loss may have a material impact on our financial results. Certain of those items are non-recurring, while others are non-cash in nature. Accordingly, adjusted EBITDA and non-GAAP net loss are presented as supplemental disclosure and should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

We refer investors to the reconciliation adjusted EBITDA to net loss and non-GAAP net loss to net loss included below. A reconciliation for adjusted EBITDA provided as guidance is not provided because, as a forward-looking statement, such reconciliation is not available without unreasonable effort due to the high variability, complexity, and difficulty of estimating certain items such as charges to stock-based compensation expense and currency fluctuations which could have an impact on our consolidated results.

Investor Relations Contacts

Ralf Esper

Gateway Group, Inc.
(949) 574-3860
TYGO@gateway-grp.com

Tigo Energy, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$11,574	$7,670
Accounts receivable, net	14,172	13,895
Inventory	24,811	31,286
Prepaid expenses and other current assets	4,562	5,148
Total current assets	55,119	57,999
Property and equipment, net	2,533	2,652
Operating lease right-of-use assets	2,160	2,338
Intangible assets, net	1,584	1,652
Other assets	1,247	1,187
Goodwill	12,209	12,209
Total assets	$74,852	$78,037
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$14,092	$29,196
Accrued expenses and other current liabilities	6,282	7,129
Deferred revenue, current portion	504	961
Warranty liability, current portion	642	626
Operating lease liabilities, current portion	865	856
Total current liabilities	22,385	38,768
Warranty liability, net of current portion	8,937	8,718
Deferred revenue, net of current portion	840	860
Operating lease liabilities, net of current portion	1,613	1,817
Other long-term liabilities	231	251
Total liabilities	34,006	50,414
Stockholders’ equity
Common stock	7	7
Additional paid-in capital	182,995	168,022
Accumulated deficit	(142,156)	(140,406)
Total stockholders’ equity	40,846	27,623
Total liabilities and stockholders’ equity	$74,852	$78,037

Tigo Energy, Inc.

Condensed Consolidated Statement of Income

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Net revenue	$25,197	$18,839
Cost of revenue	14,403	11,666
Gross profit	10,794	7,173
Operating expenses:
Research and development	2,644	2,164
Sales and marketing	4,480	3,916
General and administrative	6,080	5,070
Total operating expenses	13,204	11,150
Loss from operations	(2,410)	(3,977)
Other expenses (income), net:
Interest expense	1	2,871
Other income, net	(497)	(143)
Total other (income) expenses, net	(496)	2,728
Loss before income tax	(1,914)	(6,705)
Income tax (benefit) expense	(164)	296
Net loss	(1,750)	(7,001)

Loss per common share
Basic	$(0.02)	$(0.11)
Diluted	$(0.02)	$(0.11)
Weighted-average common shares outstanding
Basic	72,578,839	61,657,718
Diluted	72,578,839	61,657,718

Tigo Energy, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Cash Flows from Operating activities:
Net loss	$(1,750)	$(7,001)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	327	357
Provision to write down inventories to net realizable value	107	28
Non-cash interest expense	—	2,235
Stock-based compensation	1,608	1,576
Change in allowance for credit losses	956	(94)
Non-cash lease expense	202	301
Accretion of interest on marketable securities	—	(91)
Changes in operating assets and liabilities:
Accounts receivable	(1,233)	(2,303)
Inventory	6,368	3,063
Prepaid expenses and other assets	526	1,303
Accounts payable	(15,035)	(116)
Accrued expenses and other liabilities	(847)	(1,486)
Deferred revenue	(477)	209
Warranty liability	235	1,526
Operating lease liabilities	(219)	(329)
Other long-term liabilities	(20)	292
Net cash used in operating activities	$(9,252)	$(530)
Cash flows from investing activities:
Purchase of marketable securities	—	(7,957)
Purchase of property and equipment	(209)	—
Sales and maturities of marketable securities	—	4,425
Net cash used in investing activities	$(209)	$(3,532)
Cash flows from financing activities:
Proceeds from exercise of stock options	103	2
Proceeds from at-the-market offering	—	815
Proceeds from registered direct offering	14,250	—
Payment of offering costs related to registered direct offering	(208)	—
Payment of tax withholdings on restricted and performance stock awards	(750)	—
Payment of tax withholdings on options exercised	(30)	—
Net cash provided by financing activities	$13,365	$817
Net increase (decrease) in cash	3,904	(3,245)
Cash and cash equivalents at beginning of period	7,670	11,746
Cash and cash equivalents at end of period	$11,574	$8,501

Tigo Energy, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands)

(unaudited)

	Three Months Ended March 31,
Reconciliation of GAAP Net Loss to Adjusted EBITDA (Non-GAAP)	2026	2025
GAAP net loss	$(1,750)	$(7,001)
Adjustments:
Plus: Total other (income) expenses, net	(496)	2,728
Plus: Income tax (benefit) expense	(164)	296
Plus: Depreciation and amortization	327	357
Plus: Stock-based compensation	1,608	1,576
Adjusted EBITDA (loss) - (Non-GAAP)	$(475)	$(2,044)

	Three Months Ended March 31,
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss	2026	2025
GAAP net loss	$(1,750)	$(7,001)
Plus: Stock-based compensation	1,608	1,576
Non-GAAP net loss	$(142)	$(5,425)

We encourage investors and others to review our financial information in its entirety and not to rely on any single financial measure.